Attached to and made part of Group Annuity Contract No. AC 6059 ("Contract")

between

The Equitable Life Assurance Society of the United States ("Equitable")

and

The CHASE MANHATTAN BANK, N.A. (formerly United States Trust Company of New York) ("Contract Holder"), as Trustee under the Members Retirement Trust of The Equitable Life Assurance Society of the United States and the Pooled Trust for Association Members Retirement Plans of The Equitable Life Assurance Society of the United States

Rider No. 8

IT IS HEREBY AGREED that said Contract is amended, effective on the dates listed below, as set forth below and any and all contrary provisions of the Contract shall be considered to have been replaced to conform with the provisions of this Rider:

1. *Effective July 12, 2002 the definition of "EQ/AXP New Dimensions Fund" is deleted in its entirety.*

2. *Effective July 12, 2002 and November 8, 2002 the following definitions are added after the definition of "Equitable":*

   Capital Guardian U.S. Equity Fund – the Funding Account maintained for the Plan as part of the Capital Guardian U.S. Equity Division of Separate Account No. 66.

   EQ/Alliance International Fund – the Funding Account maintained for the Plan as part of the Alliance International Division of Separate Account No. 66.

   EQ/Capital Guardian Research Fund – the Funding Account maintained for the Plan as part of the Capital Guardian Research Division of Separate Account No. 66.

EQ/Alliance Intermediate Government Securities Fund – the Funding Account maintained for the Plan as part of the Alliance Intermediate Government Securities Division of Separate Account No. 66.

3. *Effective November 8, 2002, the definitions of "EQ/Alliance Growth Investors Fund", "EQ/Alliance Global Fund" and "EQ/MFS Research Fund" are deleted in their entirety.*

4. *The definition of "Funding Account" is amended to read as follows:*

Funding Account – an account maintained under Article II to which contributions to the Trust are allocated and which is adjusted to reflect interest income, gains, losses, penalties, expenses charges and fees. As of November 8, 2002, the following Funding Accounts are maintained: the Three- Year Weekly GRA, the Five-Year Weekly GRA, the Money Market Guarantee, the Alliance Mid Cap Growth Fund, the Alliance Growth Equity Fund, the Alliance Balanced Fund, the EQ/Alliance Technology Fund, the EQ/Bernstein Diversified Value Fund, the EQ/Small Company Index Fund, the EQ/ Alliance Global Fund, the EQ/Calvert Socially Responsible Fund, the EQ Equity 500 Index Fund, the EQ/FI Small/Mid Cap Value Fund, the EQ/MFS Emerging Growth Companies Fund, the EQ/Capital Guardian U.S. Equity Fund, the EQ/Capital Guardian International Fund, the EQ/Capital Guardian Research Fund, and the EQ/Alliance Intermediate Government Securities Fund.

5. *The definition of "Separate Account Account No. 66" is amended to read as follows:*

Separate Account No. 66 – a pooled Equitable Separate Account that has fifteen Investment Divisions, which are: the Alliance Mid Cap Growth Division, the Alliance Growth Equity Division, the Alliance Balanced Division, the EQ/Alliance Technology Division, the EQ/Bernstein Diversified Value Division, the EQ Small Company Index Division, the EQ/Alliance Global Division, the EQ/Calvert Socially Responsible Division, the EQ Equity 500 Index Division, the EQ/FI Small/Mid Cap Value Division, the EQ/MFS Emerging Growth Companies Division, the EQ/Capital Guardian U.S. Equity Division, the EQ/Capital Guardian International Division, the EQ/Capital Guardian Research Division, and the EQ/Alliance Intermediate Government Securities Division.

6. *The second paragraph of the definition of "Separate Account Unit Value" is amended to read as follows:*

The Separate Account Unit Value for the Growth Equity Fund as of December 27, 1984 was $42.065868. The Separate Account Unit Value for the Mid Cap Growth Fund and the Balanced Fund were $10.00 as of May 1, 1985, the first day those Separate Accounts were offered as Funding Accounts. The Separate Account Unit Values for each of the

Global Fund, the Conservative Investors Fund and the Growth Investors Fund was $10.00 on July 1, 1993, the first day these Investment Divisions were offered as Funding Accounts. The Separate Account Unit Values for the EQ Equity 500 Index Fund was $10.00 as of July 1, 1997, the first day this Investment Division was offered as a Funding Account. The Separate Account Unit Values for each of the MFS Research Fund, the Mercury World Strategy Fund, and the FI Small Mid Cap Value Fund $10.00 on August 1, 1997, the first day these Investment Divisions were offered as Funding Accounts. The Separate Account Unit Values for the Calvert Socially Responsible Fund and the MFS Emerging Growth Companies Fund was $10.00 on May 1, 2000. The Separate Account Unit Values for the Capital Guardian International Fund, the EQ/ Bernstein Diversified Value Fund, the EQ/Alliance Technology Fund, the EQ/AXP New Dimensions Fund, the EQ/Small Company Index Fund was $10.00 on May 18, 2001. The Separate Account Unit Value for the EQ/Capital Guardian U.S. Equity Fund was $10.00 on July 12, 2002, the first day this Investment Division was offered as a Funding Account. The Separate Account Unit Values for the EQ/Alliance International Fund, the EQ/Capital Guardian Research Fund and the EQ/Alliance Intermediate Government Securities Fund shall be $10.00 on November 8, 2002, the first day these Investment Divisions will be offered as Funding Accounts.

7. *The second paragraph of Section 2.7 is amended to read as follows:*

As of November 8, 2002, fifteen Investment Divisions of Separate Account No. 66- the Alliance Mid Cap Growth Fund, the Alliance Growth Equity Fund, the Alliance Balanced Fund, the EQ/Alliance Technology Fund, the EQ/Bernstein Diversified Value Fund, the EQ/Small Company Index Fund, the EQ/ Alliance Global Fund, the EQ/Calvert Socially Responsible Fund, the EQ Equity 500 Index Fund, the EQ/FI Small/Mid Cap Value Fund, the EQ/MFS Emerging Growth Companies Fund, the EQ/Capital Guardian U.S. Equity Fund, the EQ/Capital Guardian International Fund, the EQ/Capital Guardian Research Fund, and the EQ/Alliance Intermediate Government Securities Fund will be available as Funding Accounts. Other Investment Divisions of Separate Account No. 66 may be made available in the future.

8. *Section 2.7A is amended to read as follows:*

2.7A Contributions and transfers to the Alliance Mid Cap Growth Fund, the Alliance Growth Equity Fund, the Alliance Balanced Fund, the EQ/Alliance Technology Fund, the EQ/Bernstein Diversified Value Fund, the EQ/Small Company Index Fund, the EQ/ Alliance Global Fund, the EQ/Calvert Socially Responsible Fund, the EQ Equity 500 Index Fund, the EQ/FI Small/Mid Cap Value Fund, the EQ/MFS Emerging Growth Companies Fund, the EQ/Capital Guardian U.S. Equity Fund, the EQ/Capital Guardian International Fund, the EQ/Capital Guardian Research Fund, and the EQ/Alliance Intermediate Government Securities Fund, shall be invested in Units of the Corresponding Investment Division of Separate Account No. 66, which will in turn invest in shares of the corresponding portfolio of the EQ Advisors Trust. The EQ Advisors Trust is registered under the Investment Company Act of 1940 as a series type, open-end

diversified management investment company which invests the variable product assets of insurance company separate accounts. Each portfolio of the EQ Advisors Trust is a separate investment portfolio with its own investment objectives, policies and restrictions.

NEW YORK, NEW YORK

FOR THE CONTRACTHOLDER:

By________________________

Title________________________

Dated________________

At__________________
Head Office

FOR THE EQUITABLE:

By________________________
Chairman of the Board

By________________________
President and Chief Executive Officer

By________________________
Vice President and Secretary

Date of Issue______________

125632

Attachment to Summary Sheet
The Equitable Life Assurance Society of the U.S.

Form No. APC-10,032-02

1) Type of Contract:

Guaranteed Interest Contract-the Guaranteed Rates Accounts have fixed 3-year and 5-year maturities, however they are not subject to Reg. 139 because the contract is issued and delivered in Illinois.

2) Withdrawals/Transfers:

Contractholder Withdrawals/Transfers-the Contractholder can terminate the contract's participation in any of the Funding Accounts offered, and can transfer assets to any other Funding Accounts offered. Participant consent is not required, and no MVA or penalty applies. (Section 4.1A)

Restrictions/Limitations-Withdrawals made from a 3-Year or 5-Year Weekly Guaranteed Rate Account prior to its maturity may incur an Interest Rate Adjustment (as specified in Section 2.6) unless the withdrawal is made under a distribution option of at least 3 years duration or upon death, disability, or attainment of age 70½. No withdrawals are permitted from the 5-Year Weekly GRA during the first two years. (Section 2.6)

3) Contract Discontinuance/Termination

Election by:

Any party may terminate said Contract on the last day of any month, provided written notice of such termination is received by the party at least 24 months before the date of termination. (Section 7.1)

Effect:

- All separate accounts other than Separate Account No. 43 (the Money Market Guarantee Account) will be paid out at market value on the date designated for termination.

- With regards to Separate Account No. 43, that account may be terminated at any time upon 12 months written notice to the Equitable. Pay out will be in 12 monthly installments beginning on the last business day of the twelfth calendar month following Equitable's receipt of such written notice. (Section 7.4)

- With regard to the Guaranteed Rate Accounts, no withdrawals and/or transfers are permitted upon contract termination prior to maturity, except as described in Section 2.6.

New York State Insurance Department - Life and Health Bureau

Summary Sheet
Group Annuity, Group Funding Agreement and Synthetic GIC Policy Forms

Name of Insurance Company: The Equitable Life Assurance Society of the U.S.

Policy Form No: APC, 10,032-02

If this form replaces or resembles previously submitted or approved forms(s), please state that form number(s), Department Control Number (s), date(s) of approval and the reasons for replacement, or if this form is a new product, describe its significant features in the space for additional comments.

Check all that apply:

Generally

Annuity ☒ Funding Agreement ☐

Synthetic GIC ☐

Other ☐ (Specify: ____________________)

Type of Form:

Contract ☐ Rider ☒

Endorsement ☐ Certificate ☐

Other ☐ (Specify: ____________________)

Usage:

In-State ☒ Out-of-State ☐ Both ☐

NY Compliance Standards:

§1714 ☐ §3219 ☐

§3222 ☐ §3223 ☒

§4238(b) (paragraph(6)(5)) ☒

Allocated/§3223(d) ☐

Regulation 139 ☐

§4223/Regulation 127 ☐

§4240 ☒

Regulation 47 ☐

Regulation 128 ☐

Type of Plan and Market:

Retirement Plan Type:

Defined Benefit ☐

Defined Contribution ☒

(Specify type: profit sharing, pension, 401K)

Other ☐

Tax Status/Market:

Qualified 401(a) ☑ Non-Qualified ☐

Keogh/HR.10 ☐ No Common Law Employees ☐

401(k) ☒ 408(k) (SEP) ☐

408(b) ☐ 403(b) ☐ 404(c) ☒

Section 457 ☐ Public ☐

Other ☐ (Specify: ____________________)

Form Characteristics:

Type of Contract:

Deposit Administration ☒ IPG ☐

Guaranteed Interest Contract ☒

Fixed Maturity - Reg. 139 §40.2(j)(1) ☐

No Fixed Maturity - Reg. 139 §40.2(j)(2) ☐

Separate Account ☒

Pooled ☒

Non-pooled ☐

Book Value Separate Account ☐

§4240(a)(5)(i) ☐

§4240(a)(5)(ii) ☐

Market Value Separate Account ☒

Regulation 128 ☐

Regulation 47 ☒

Synthetic GIC ☐

Experience Rated ☐

Fixed Maturity ☐

Constant Duration ☐

Non-participating, Fixed Maturity ☐

Other ☐ (Specify: ______________________________)

Contributions - Type/Source:

Single Sum ☐ Ongoing Indefinite Duration ☒

Deposit Window ☐ (Specify duration: __________)

Nonpayment penalty ☐

Employer ☐ Employee ☐ Both ☒

Salary Reduction ☒ Other Employee ☐

Rollover or Transfer ☒

Other ☐ (Specify: __________________)

Withdrawals/Transfers:

Benefit Responsive: Yes ☒ No ☐

Participant-Directed transfers ☒

Participant-Initiated withdrawals ☒

Contractholder Withdrawals/transfers ☐

Participant Consent ☐

Reduction in Participant Account ☐

MVA Withdrawal Not Assessed at Participant Level ☐

Restrictions/Limitations ☐

Allocated Share ☐ (Specify: ______________)

Competing Fund ☐ Free Corridor ☐

MVA ☐ Withdrawal Charge ☐

Non-Allowed ☐

Interest Guarantees:

Definite Rates ☐ Indeterminate Rates ☐

Indexed Rates ☐ Excess Interest/Participating ☒

Other ☒ (Specify: 1 Month, 3 Year & 5 Year)

Portfolio Method ☒ Investment Year Method ☐

Accounting Features:

Allocated ☐

Vested, Nonforfeitable Accounts ☐

Forfeiture Account ☐

Unallocated ☒

Annuity Purchase Rate Guarantees:

Guaranteed Annuity Purchase Rates ☒

Betterment of Rates Provision ☒

Unisex Rates ☒ Sex Distinct Rates ☐

Both ☐ (Explain: ______________________)

Contract Discontinuance/Termination:

Election by:

Contractholder ☒ (Restrictions: ______________________________)

Company ☒ (Restrictions: ______________________________)

Effect

Single Sum - Book ☐ Single Sum - Market ☒

Installment - Reg. 139 §40.5(d) ☐

Installment - Reg. 139 §40.5(e) ☐

Other ☐ (Specify: ____________________)

Maturity Date only ☒ (For Guaranteed Rate Accounts)

MVA Formula: None

Asset based ☐ Liability Based ☐

Amendable ☐

Benefit Options:

Fixed Annuities ☒ Variable Annuities ☒

Cash or Lump Sum ☒

Minimum Distribution Options ☒

Additional Comments: ______________________